Exhibit 10.1

                                MERGER AGREEMENT

         This MERGER AGREEMENT (this "Agreement") is made on this 12th day of March, 2004, among Evenstar, Inc., a Kansas corporation ("Company"), Joel A. Butler, David L. Butler and Patrick D. Butler (collectively, "Shareholders"), Evenstar Mergersub, Inc., a Nevada corporation ("Mergersub"), and SLS International, Inc., a Delaware corporation ("Purchaser").

                                    RECITALS

         A. Company, through its Hyperion Amplification division, owns all rights to the trade name "Hyperion Amplification" and all rights in various inventions concerning digital amplification technologies, which are disclosed and described in one U.S. Patent No. 6,563,377 B2 (the "Patent"), U.S. Patent Application Serial No. 10/377,559 (the "Patent Application"), and expired U.S. Provisional Patent Application No. 60/390,242 ("Provisional Patent Application"), all of which are set forth on Schedule A attached hereto (collectively, the "Purchased Proprietary Rights," as further defined in Section 5(q)).

         B. Shareholders own 100% of the issued and outstanding shares of capital stock of Company (the "Company Stock").

         C. Purchaser owns 100% of the issued and outstanding shares of capital stock of Mergersub.

         D. The parties desire that Company merge with and into Mergersub, as herein provided and on the terms and conditions hereinafter set forth.

         E. Company, Shareholders and Purchaser previously entered into an Asset Purchase Agreement, dated February 6, 2004, as amended by the First Amendment to Asset Purchase Agreement, dated as of February 20, 2004 (collectively, the "Asset Purchase Agreement"), which shall be terminated in accordance with
Section 9(n) upon the parties entering into this Agreement.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, in consideration of the foregoing recitals and the mutual promises, covenants and representations herein contained, agree as follows:

         1. MERGER.

         (A) MERGER OF COMPANY INTO MERGERSUB. On and subject to the terms and conditions of this Agreement, Company will merge with and into Mergersub ("Merger") at the Effective Time (as defined below). Mergersub shall be the corporation surviving the Merger ("Surviving Corporation").

         (B) ACTIONS AT THE CLOSING. At the Closing (as defined in Section 4(a)), (i) Shareholders will deliver to Mergersub the various certificates, instruments, and documents referred to in Section 4(c) below, (ii) Mergersub will deliver to Company the various certificates, instruments, and documents referred to in Section 4(d) below, (iii) Company and Mergersub will file with the Secretary of State of Nevada Articles of Merger in the form attached hereto as Exhibit A ("Articles of Merger (Nevada)") and (iv) Company and Mergersub will file with the Secretary of State of Kansas a Certificate of Merger in the form attached hereto as Exhibit B ("Certificate of Merger (Kansas)").

         (C) EFFECT OF MERGER.

         (i) General. The Merger shall become effective at the time ("Effective Time") (A) Mergersub and Company file the Articles of Merger (Nevada) with the Secretary of State of Nevada and (B) Mergersub and Company file the Certificate of Merger (Kansas) with the Secretary of State of Kansas. The Merger shall have the effect set forth in the Nevada General Corporation Law and in the Kansas General Corporation Code. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either Mergersub or Company in order to carry out and effectuate the transactions contemplated by this Agreement.

         (ii) Articles of Incorporation. The Articles of Incorporation of Mergersub in effect at and as of the Effective Time will remain the Articles of Incorporation of the Surviving Corporation without any modification or amendment in the Merger.
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         (iii) Bylaws. The Bylaws of Mergersub in effect at and as of the
         Effective Time will remain the Bylaws of the Surviving Corporation without any modification or amendment in the Merger.

         (iv) Directors and Officers. The directors and officers of Mergersub in office at and as of the Effective Time will remain the directors and officers of the Surviving Corporation (retaining their respective positions and terms of office).

         (v) Conversion of Company Stock. At and as of the Effective Time, each share of Company Stock shall be converted into the right to receive the Purchase Price (as defined below) divided by the number of shares of Company Stock issued and outstanding at the Effective Time. No share of Company Stock shall be deemed to be outstanding or to have any rights other than those set forth in this Section 1(c)(v) after the Effective Time.

         (vi) Mergersub Shares. Each share of Mergersub's capital stock issued and outstanding at and as of the Effective Time will remain issued and outstanding.

         (vii) Addresses. The address of the Company is 12722 W. 101st Street, Lenexa, KS 66215. The address of the Surviving Corporation will be 3119 South Scenic, Springfield, Missouri 65807.

         (D) COOPERATION. To the extent that any of the Company's third-party contracts (including any real property leases) contain change-in-control (or similar) provisions, Mergersub shall cooperate with Shareholders in obtaining any third party consents as may be required to consummate the transactions contemplated by this Agreement, including the provision of such information of Mergersub as may be reasonably requested by such third parties in the context of their review of requests for consent; provided that Mergersub or Purchaser shall not be obligated to expend any sum or advance any costs, or commence any litigation or other legal proceedings, in connection with such cooperation. Shareholders acknowledge and agree that any and all costs and fees charged by such third parties in connection with such consents, whether charged prior to or following the Closing Date, shall be the responsibility of Shareholders.

         2. PURCHASE PRICE AND PAYMENT.

         (A) PAYMENT TO SHAREHOLDERS. In consideration for the Company Stock, at the Closing, Purchaser shall deliver to Shareholders an aggregate amount of cash and stock as set forth in (ii) and (iii) below ("Purchase Price"). The Purchase Price shall be delivered to Shareholders through a combination of cash and shares of the Purchaser's Common Stock (the "Purchaser Stock"), as more specifically set forth below.

         (i) Initial Deposit. Simultaneously with the execution of the Asset Purchase Agreement, Purchaser deposited with Company an amount equal to $30,000 in cash (the "Initial Deposit"). Shareholders will cause Company to transfer the Initial Deposit to the Shareholders at Closing and the Initial Deposit shall be applied towards the Purchase Price.

         (ii) Cash Portion. At the Closing, Shareholders will receive an aggregate amount of cash equal to $300,000 less the Initial Deposit.

         (iii) Stock Issuance. At the Closing, Shareholders will receive 300,000 shares of Purchaser Stock (the "Shares"). Each Shareholder agrees that he will sell no more than 1,667 Shares in any one trading day; provided that if the twenty-day average daily trading volume in Purchaser's Shares equals or exceeds 500,000 shares, then each Shareholder will sell no more than 8,333 Shares in any one trading day (in each case subject to any restrictions of applicable law, including Rule 144 of the U.S. Securities and Exchange Commission). The certificate(s) issued to each Shareholder evidencing the Shares shall contain a legend giving notice of the restrictions on such Shares provided in this Section 2(a).

         (B) TAXES. Shareholders agree that Shareholders shall pay all transfer or similar taxes required to be paid by reason of the Merger.

         3. COVENANT NOT TO COMPETE.

         (A) To assure that Mergersub and Purchaser will realize the value and goodwill inherent in the Purchased Proprietary Rights, Shareholders agree that they shall not (i) directly or indirectly engage in (as an owner, partner,


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employee, agent, consultant or otherwise), for a period of five (5) years following the Closing Date, any business that designs, manufactures, distributes or sells commercial, professional or residential loudspeakers, amplifiers or other stereo or sound equipment (the "Business") in the United States (the "Territory"); (ii) directly or indirectly, for a period of five (5) years following the Closing Date, request or advise any individual or company which is a customer of Company at the Closing Date to withdraw, curtail or cancel any such customer's relationship with Mergersub or Purchaser; or (iii) solicit or cause, directly or indirectly, to be solicited, nor attempt to induce, for a period of five (5) years after the Closing Date, any person employed by Company at or at any time within 180 days prior to the Closing Date, unless such person was either not offered employment by Mergersub or Purchaser immediately following the Closing or was terminated thereafter, (A) to refuse an offer of employment from Mergersub or Purchaser; or (B) if such an offer is accepted, to terminate his or her employment with Mergersub or Purchaser.

         (B) Shareholders agree and acknowledge that the restrictions contained in Section 3(a) are reasonable in scope and duration and are necessary to protect Mergersub and Purchaser after the Closing Date. If, however, any provision of Section 3(a), as applied to any party or to any circumstances, is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other provision of Section 3(a) or any other part of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination will have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form such provision will then be enforceable and will be enforced. Upon breach of any provision of
Section 3(a), Mergersub and Purchaser will be entitled to injunctive relief (without posting bond or other security), since the remedy at law would be inadequate and insufficient. In addition, Mergersub and Purchaser will be entitled to such damages as it can show it has sustained by reason of such breach.

         4. CLOSING.

         (A) TIME AND PLACE OF CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Freeborn & Peters LLP, 311 S. Wacker Drive, Suite 3000, Chicago, Illinois, on March 12, 2004, or by mail or facsimile transmission of the applicable documents, certificates and instruments required to consummate the transactions contemplated by this Agreement, or at such other place and time as agreed upon by the parties. The date on which the Closing occurs is referred to herein as the "Closing Date."

         (B) CLOSING TRANSACTIONS. Subject to the conditions set forth in this Agreement, the parties shall consummate the following transactions (the "Closing Transactions") on the Closing Date:

         (i) Shareholders shall deliver to Mergersub all certificates representing the Company Stock endorsed for transfer;

         (ii) Purchaser shall deliver the Purchase Price to Shareholders (by wire transfer of immediately available funds to an account designated by Shareholders) and shall instruct its transfer agent to issue and deliver to Shareholder the certificates representing the Shares; and

         (iii) Purchaser and Joel Butler shall enter into a two-year employment agreement substantially in the form hereto attached as Exhibit C (the "Joel Butler Employment Agreement").

         (C) SHAREHOLDERS' CLOSING DELIVERIES. Subject to and conditioned upon the Closing, on or prior to the Closing Date, Shareholders shall have delivered to Mergersub all of the following:

         (i) a certificate of the Secretary of State or such other appropriate governmental body of the State in which Company is organized providing that Company is in good standing;

         (ii) certificates representing 100% of the issued and outstanding Company Stock;

         (iii) Joel Butler Employment Agreement executed by Joel Butler;

         (iv) copies of all third-party (including landlords) and governmental consents, approvals, filings, releases and terminations required in connection with the consummation of the transactions contemplated herein;

         (v) an opinion, dated the Closing Date, of counsel to Company, in form and substance reasonably satisfactory to Mergersub and Purchaser; and

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

         (vi) such other documents or instruments as Mergersub or Purchaser may reasonably request to effect the transactions contemplated hereby.

         (D) CLOSING DELIVERIES OF MERGERSUB AND PURCHASER. Subject to and conditioned upon the Closing, on or prior to the Closing Date, Purchaser and Mergersub shall have delivered to Shareholders all of the following:

         (i) articles of incorporation certified by the Secretary of State of Nevada dated within ten days of Closing;

         (ii) the Purchase Price;

         (iii) Joel Butler Employment Agreement executed by Purchaser; and

         (iv) such other documents or instruments as Shareholders may reasonably request to effect the transactions contemplated hereby.

         5. REPRESENTATIONS AND WARRANTIES. Shareholders each, jointly and severally, make the following representations and warranties to Mergersub and Purchaser, upon which Mergersub and Purchaser have relied:

         (A) ORGANIZATION, POWER AND AUTHORITY; SUBSIDIARIES. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas and has all requisite corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. Company is legally qualified to transact business as a foreign corporation in each of the jurisdictions in which its business or property is such as to require that it be thus qualified, and it is in good standing in each of the jurisdictions in which it is so qualified. Company does not own, of record or beneficially, any capital stock or equity interest or investment in any corporation, partnership, joint venture, association or business entity. Company and Shareholders have the power and authority and capacity to enter into this Agreement, and upon execution of this Agreement by Company and Shareholders this Agreement shall be binding upon and enforceable against Company and Shareholders according to the terms hereof.

         (B) CAPITALIZATION. The Company Stock are the only shares of capital stock of Company which are issued and outstanding. All of the shares of Company Stock (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws, and (iii) were not issued in violation of any preemptive rights or rights of first refusal. No preemptive rights or rights of first refusal exist with respect to the Company Stock, and no such rights arise by virtue of or in connection with the transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require Company to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to Company. There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of Company Stock. Company is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock. As of the date hereof, Shareholders constitute all of the holders of all issued and outstanding shares of capital stock of Company, and Shareholders own such shares free and clear of all liens, restrictions and claims of any kind.

         (C) EXECUTION AND DELIVERY; NON-CONTRAVENTION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (x) contravene any provision of the articles of incorporation or bylaws of Company; (y) violate or conflict with any federal, state or local law, statute, ordinance, rule, regulation or any decree, writ, injunction, judgment or order of any court or administrative or other governmental body or of any arbitration award which is either applicable to, binding upon or enforceable against Company or any of the Shareholder; or (z) conflict with, result in any breach of or default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under any material contract, agreement, lease, license, indenture, trust or other instrument which is either binding upon or enforceable against Company or any of the Shareholders.

         (D) RECORDS OF COMPANY. The copies of the articles of incorporation and bylaws of Company which were provided to Purchaser are true, accurate and complete and reflect all amendments made through the date of this Agreement. The minute books for Company made available to Purchaser for review were correct and complete in all material respects as of the date of such review, no further entries have been made through the date of this Agreement, such minute books contained the true signatures of the persons purporting to have signed them, and such minute books contain an accurate record of all material corporate actions of the shareholders and directors (and any committees thereof) of Company taken by written consent or at a meeting within the past 10 years. All material corporate actions taken by Company have been duly authorized or ratified. All accounts, books, ledgers and official and other records of Company have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained therein. The stock ledgers of Company, as previously made available to Purchaser, contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of Company.

         (E) FINANCIAL STATEMENTS. Shareholders have furnished to Purchaser the financial statements which are attached hereto on Schedule 5(e), including the notes pertaining thereto ("Financial Statements"). The Financial Statements present fairly and are true, correct and complete statements of the financial position of Company, in all material respects, at each of said balance sheet dates and the results of its operations for each of said periods covered, and they have been prepared in accordance with generally accepted accounting principles consistently applied. The books and records of Company properly and accurately reflect all transactions, properties, assets and liabilities of Company. Shareholders are not aware of changes in generally accepted accounting principles that could materially and adversely affect Company's financial condition or results of operations as set forth on the Financial Statements.

         (F) LIABILITIES. Company has no liabilities or obligations, either accrued, absolute, contingent or otherwise.

         (G) ABSENCE OF CERTAIN CHANGES. Except as set forth on Schedule 5(g) attached hereto and except as expressly contemplated by this Agreement, since the date of the Last Balance Sheet, Company has not:

         (i) suffered any change in the business, assets or properties of Company or in the financial condition or results of operations of Company other than in the ordinary course of business consistent with past practice;

         (ii) suffered any theft, damage, destruction or casualty to any material assets, whether or not covered by insurance, or suffered any substantial destruction of its books and records; (iii) redeemed or repurchased, directly or indirectly, any shares of capital stock or other equity security or declared, set aside or paid any dividends or made any other distributions (whether in cash or in kind) with respect to any shares of its capital stock or other equity security;

         (iv) issued, sold or transferred any equity securities, any securities convertible, exchangeable or exercisable into shares of its capital stock or other equity securities, or warrants, options or other rights to acquire shares of its capital stock;

         (v) incurred or become subject to any material liabilities, except liabilities incurred in the ordinary course of business consistent with past practice; (vi) subjected any portion of its properties or assets to any lien which will not be discharged as of the Closing;

         (vii) sold, leased, assigned or transferred (including, without limitation, transfers to its shareholders, officers and directors) any of its tangible assets, except for sales of inventory in the ordinary course of business consistent with past practice or in connection with replacement of equipment or as otherwise contemplated by this Agreement, or canceled without fair consideration any material debts or claims owing to or held by it;

         (viii) sold, assigned, licensed, transferred (including, without limitation, transfers to its shareholders, officers and directors) or otherwise disposed of any proprietary rights owned by, issued to or licensed to it, including without limitation the Purchased Proprietary Rights, or disclosed any confidential information (other than pursuant to agreements requiring the disclosee to maintain the confidentiality of and preserving all its rights in such confidential information);

         (ix) suffered any extraordinary losses or waived any rights of material value; (x) entered into, amended or terminated any material lease, contract, agreement or commitment, or taken any other action or entered into any other transaction other than in the ordinary course of business consistent with past practice;

         (xi) entered into any other material transaction, or materially changed any business practice;

         (xii) made or granted any bonus or any wage, salary or compensation increase to any director, officer, employee or sales representative, group of employees or consultant (except in the ordinary course of business consistent with past practice) or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement, except as contemplated by this Agreement;

         (xiii) made any other change in employment terms for any of its directors, officers, and employees outside the ordinary course of business consistent with past practice;

         (xiv) conducted its cash management customs and practices other than in the ordinary course of business consistent with past practice (including, without limitation, with respect to collection of accounts receivable, purchases of inventory and supplies, repairs and maintenance, payment of accounts payable and accrued expenses, levels of capital expenditures and operation of cash management practices generally);

         (xv) made any capital expenditures or commitments for capital expenditures that aggregate in excess of $10,000; (xvi) made any loans or advances to, or guarantees for the benefit of, any person;

         (xvii) permitted any of the Purchase Proprietary Rights to be subject to any lien or encumbrance;

         (xviii) failed to maintain all reasonably necessary Permits or filed to make all reasonably necessary registrations or filings with or notices to any governmental or regulatory authority for the lawful ownership of the Purchased Proprietary Rights and the operation of its business as presently conducted; or

         (xix) committed to do any of the foregoing.

         (H) TAXES. Company has filed all federal, state, county and local tax returns due prior to the date hereof and all taxes of every nature (including all sales and use taxes, income taxes and real estate taxes); and all penalties and interest thereon, due for or attributable to periods ending on or prior to the Closing Date, have been paid timely and in full.

         (I) GOOD TITLE. Company has good and marketable title to the Purchased Proprietary Rights, free and clear of any mortgage, security interest, pledge, lien, assessments, restrictions, conditional sales or other agreement, lease, encumbrance or claim of any nature. Neither Company nor Shareholders knows of any defects or deficiencies in the Purchased Proprietary Rights.

         (J) EMPLOYEES. Company has no employees and has never employed any employees.

         (K) REAL ESTATE; LEASES. Company owns no real property. Company does not lease any real property.

         (L) RELIANCE ON STATEMENTS. No representation contained herein or written statement made or furnished by Shareholders or any officer of Company to Mergersub or Purchaser in connection with this Agreement contains any untrue statement of a material fact or omits any material fact necessary to make such representation or statement not misleading.

         (M) LITIGATION. There are no actions, suits, arbitrations, proceedings or investigations pending, or to the knowledge of Company or Shareholders threatened, against or affecting Company, Company's operations, the Purchased Proprietary Rights, or Company's use of the Purchased Proprietary Rights.

         (N) COMPLIANCE WITH LAWS. Company is not in violation of any order, writ, notice, injunction or decree of any court, board, or agency. Company has complied with, and is in present compliance with, all laws, regulations, rules and orders applicable to Company's business and/or to any or all of the Purchased Proprietary Rights.

         (O) SOLE OWNER. Company is the sole owner of all right, title and interest in and to the Purchased Proprietary Rights. There are not currently outstanding any options or other rights to purchase or license any interest in the Purchased Proprietary Rights.

         (P) LICENSES AND PERMITS. Company possesses all licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") for the business and operations of Company. All such Permits are valid and in full force and effect, Company is in substantial compliance with their requirements, and no proceeding is pending or, to the best of Company's or Shareholders' knowledge, threatened to revoke or amend any of them. Schedule 5(p) contains a complete list of all such Permits. Except as indicated on
Schedule 5(p), none of such Permits will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

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

         (Q) PROPRIETARY RIGHTS. (i) Neither Company nor Shareholders have received notice of any claim by any third party asserting the invalidity, abuse, misuse, or unenforceability of any of Company's rights in, the use of, or the validity of the Purchased Proprietary Rights, and to Company's and Shareholders' knowledge there are no grounds for the same. The Purchased Proprietary Rights do not infringe, conflict with, dilute or misappropriate any proprietary rights of others, and Company has never received a notice claiming any such infringement, conflict, dilution or misappropriation. The conduct of Company's business has not infringed any proprietary rights of others. To the knowledge of Company and Shareholders, no other person or entity is infringing, diluting or misappropriating any of the Purchased Proprietary Rights.

         (ii) Any employee, agent, consultant, or contractor who has contributed to or participated in the creation or development of any portion of the Purchased Proprietary Rights on behalf of Company either (i) is a party to a "work-for-hire" agreement under which Company is deemed to be the original owner / author of all property rights therein, or (ii) has executed an assignment to Company of all right, title and interest therein.

         (iii) The Purchased Proprietary Rights are valid and enforceable, and each portion of the Purchased Proprietary Rights that is registered with or issued by a governmental or regulatory authority has been duly registered with, filed in or issued by the appropriate governmental or regulatory authority and each such registration or issuance is valid and remains in full force and effect, and all applications therefor that are pending are in good standing and without challenge of any kind. Company has taken all actions reasonably necessary to protect each item of the Purchased Proprietary Rights, and has not taken any action that would impair or otherwise adversely affect its rights in the Purchased Proprietary Rights.

         (iv) Company has the sole and exclusive right to bring actions for infringement or unauthorized use of the Purchased Proprietary Rights, and to the knowledge of Company and each Shareholder, there is no basis for any such action.

         (v) Schedule A contains an accurate and complete list of all of Company's material proprietary rights, including all: trademarks, service marks, logos, trade dress and trade names (including all assumed or fictitious names under which Company is conducting the Business or has within the previous five years conducted the Business), whether registered or unregistered, and pending applications to register the foregoing; patents, patent applications, continuations, continuations-in-part, extensions, divisions, inventions (whether or not patentable) or improvements thereto and licenses thereof; Trade Secrets (as defined below); computer software; Copyrights (as defined below); operating rights; other licenses and permits, and other similar intangible property and rights relating to the products or business of Company, except for off-the-shelf software and licenses implied in the sale of such software.

         (vi) The "Purchased Proprietary Rights" include, without limitation:
         (i) all rights to the inventions disclosed and described in the Patent (including improvements, continuations, continuations-in-part, extensions or divisions thereof); (ii) all rights to the inventions disclosed and described in the Patent Application (including improvements, continuations, continuations-in-part, extensions or divisions thereof); (iii) all rights to the inventions disclosed and described in the expired Provisional Patent Application; (iv) all trade secrets, inventions, discoveries, know-how, formulas, processes, concepts, proprietary product designs, proprietary technical documentation or information, and source and object code for any computer software programs related to these inventions, including those described on Schedule A attached hereto or otherwise used in the Business (collectively, the "Trade Secrets"); (iv) the trademark and trade name "Hyperion Amplification," the logo associated therewith, and the goodwill associated therewith (collectively, the "Trade Name"); (v) any copyrights or copyrightable works related to the Purchased Proprietary Rights or otherwise used in the Business (the "Copyrights") ; (vi) all income, royalties, damages and payments hereafter that may be due and/or payable under and with respect to the Patent, Patent Application, Trade Secrets, Trade Name and Copyrights, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, and the right to sue for past, present and future infringements thereof.

         (R) COMMON STOCK AND RELATED MATTERS. There are no contractual rights of refusal with respect to the sale of the Company Stock hereunder. Shareholders have not violated any applicable federal or state securities laws in connection with the offer or sale of the Company Stock hereunder, and the sale of the Company Stock hereunder does not require registration under the Securities Act of 1933, as amended, or any applicable state securities laws.

         (S) CONTRACTS AND AGREEMENTS. Schedule 5(s) includes an accurate and complete list of all contracts or agreements for goods or services to be provided by Company, or for the provision of goods and services to Company, and all customer deposits and advances attributable to orders or agreements to be filled by Company, as of the date hereof.

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

         (T) INSURANCE. Company has maintained all required workmens' compensation insurance, has paid all required unemployment compensation payments, and since March 1, 1999, Company has maintained general public liability insurance. Schedule 5(t) attached hereto lists and briefly describes each insurance policy maintained by Company with respect to its properties, assets and business, together with a claims history for the past five (5) years.

         (U) TITLE TO COMPANY STOCK. Shareholders are the record and beneficial owners of, and have full right, title and interest in and to, the Company Stock listed on the Schedule B opposite such Shareholder's name, free and clear of any lien, charge or encumbrance. Such shares of Company Stock are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of such shares of Company Stock. At the Closing, such Shareholder will transfer and deliver to Mergersub valid title to, and all of such Shareholder's right, title and interest in and to, such shares of Company Stock, free and clear of any lien, charge or other encumbrance or any claim in respect of such shares of Company Stock.

         6. POST-CLOSING COVENANTS OF MERGERSUB AND COMPANY.

         (A) From and after the Closing, Mergersub shall keep and preserve all books, records, information and data transferred to Mergersub hereunder for a period of not less than six (6) years after the Closing and provide Company with reasonable access thereto to the extent any or all of same is needed by Company for tax, accounting or litigation purposes.

         (B) Company and Shareholders agree that after the Closing they will not use the trade name "Hyperion" (either alone or together with other names or words) or license other people to use such names in the Business.

         (C) Until the second anniversary of the Closing Date, Mergersub shall not sell any of the Purchased Proprietary Rights until five business day after Mergersub delivers an offer notice (the "Offer Notice") to Joel A. Butler setting forth the proposed Purchased Proprietary Rights to be sold and the proposed price thereof. Joel Butler may elect (on behalf of himself or any of the Shareholders) to purchase all of the Purchased Proprietary Rights specified in the Offer Notice at the price specified therein by delivering written notice of such election within five business days after its receipt of the Offer Notice. If any of the Shareholders have elected to purchase the Purchased Proprietary Rights from Mergersub, the sale of such Purchased Proprietary Rights shall be consummated as soon as practical after the delivery of the election notice to Mergersub, but in any event within ten business days after Mergersub's receipt of the election notice. If Shareholders do not elect to purchase all of the Purchased Proprietary Rights being offered, Mergersub may, at any time within 60 business days after the expiration of the fifth business day following delivery of the Offer Notice, sell such Purchased Proprietary Rights to one or more third parties at an aggregate price no less than the price specified in the Offer Notice and on other terms no more favorable, in the aggregate, to the transferees thereof than set forth in the Offer Notice. Any Purchased Proprietary Rights not sold within such period shall be reoffered pursuant to this Section 6(c) prior to any subsequent sale. The provisions of this Section 6(c) shall not apply to a sale of substantially all of the assets of Mergersub or Purchaser or a transfer of the Purchased Proprietary Rights to an affiliate of Mergersub.

         (D) The parties hereto will (x) use their respective reasonable efforts to cause the Merger to qualify as a reorganization under Section 368(a) of the Code and (y) file their respective income tax returns for 2004 and make any other required filings in accordance with such treatment. Shareholders shall prepare at their expense (and the Mergersub shall review) all income tax returns for Company for the stub period ending on the Closing Date, and Shareholders shall pay all amounts due under such returns.

         (E) Promptly after Closing, Mergersub shall qualify to do business as a foreign corporation in the State of Missouri.

         (F) Promptly after Closing, the parties hereto shall cause Mergersub to be the owner of record of the Purchased Proprietary Rights in the records of all applicable government offices and agencies, including without limitation the United States Patent and Trademark Office.

         7. INDEMNIFICATION.

         (A) Shareholders, jointly and severally, shall indemnify and hold Purchaser and Mergersub harmless from and against all damages, losses, liabilities, costs and expenses, including without limitation reasonable attorneys' fees and litigation expenses and costs, arising out of or resulting from (i) any representation or warranty made by the Shareholders in this Agreement being untrue or incorrect; (ii) any material failure by the Shareholders to timely observe or perform all covenants and agreements set forth herein; (iii) any brokers' fees incurred by the Shareholders or Company as described in Section 9(e); or (iv) any liabilities of Company. All indemnification owing to Purchaser and Mergersub hereunder shall be due and payable upon demand and, in the discretion of Purchase or Mergersub, as applicable, may also be recovered by setoff against amounts payable to any Shareholder hereunder.

         (B) Purchaser and Mergersub shall indemnify Shareholders, and hold them harmless from and against, all damages, losses, liabilities, costs and expenses, including without limitation reasonable attorneys' fees and litigation expenses and costs arising out of or resulting from any material failure of Purchaser or Mergersub to observe or perform its covenants and agreements set forth in this Agreement. All indemnification owing to Shareholders shall be due and payable upon demand.

         (C) Each of the representations and warranties made by Shareholders in this Agreement, shall survive after the Closing Date, notwithstanding any investigation at any time made by or on behalf of any party.

         (D) Purchaser or Mergersub shall provide prompt notice ("Claim Notice") of any claim under Section 7(a) to Company describing the claim, the amount thereof (if known and quantifiable), and the basis thereof; provided, however, that failure to give prompt notice shall bar recovery of indemnification only if and to the extent the failure to give such timely notice resulted in material prejudice to the ability of Company to defend and respond to such claim.

         (E) Purchaser or Mergersub may at any time set off any amount for which Shareholders are responsible under Section 7 against any payments or other amounts owed from Purchaser or Mergersub to Shareholders pursuant to the provisions hereof or otherwise owing to any of the Shareholders. The amount to be set off (the "Set Off Amount") shall be (x) the full amount of the claim made in the Claim Notice if the Shareholders either agreed to such amount or failed to respond to such Claim Notice in writing within ten (10) business days from the date of receipt by the Shareholders of such Claim Notice (the "Contest Period") or (y) if such claim is contested by the Shareholders prior to the end of the Contest Period, the amount of the claim that is either agreed to by the parties or the amount of any final, non-appealable judgment on such claim, in each case together with interest thereon at a rate of 7% per annum from the date on which the Set Off Amount is determined through the date of payment.

         8. ACQUISITION OF SHARES.

         (A) Shareholders represent that the Shares to be received pursuant to
Section 2(a) will be delivered directly to Shareholders at the Closing.

         (B) Each Shareholder acknowledges (x) the Shares to be delivered pursuant to this Agreement will be "restricted securities" for purposes of the Federal securities laws and thus will be transferable only pursuant to (i) public offerings registered under the Securities Act of 1933, as amended (the "Securities Act"), (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in Section 8(c) below, any other legally available means of transfer, and (y) a legend will be placed on the certificates for the Shares issued hereunder in accordance with Section 8(e) below.

         (C) In connection with the transfer of any Shares (other than a transfer described in Section 8(b)(i) or (ii) above), the holder thereof shall deliver written notice to Purchaser describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel which (to Purchaser's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Shares may be effected without registration of such Shares under the Securities Act.

         (D) Each Shareholder hereby represents that Shareholder (i) is acquiring the Shares acquired pursuant hereto for Shareholder's own account with the present intention of holding such securities for purposes of investment, and that Shareholder has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent each Shareholder and subsequent holders of Shares from transferring such securities in compliance with the provisions of this Section 8; (ii) is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act or has designated a "purchaser representative," (iii) either alone or together with Shareholder's purchaser representative, (x) is a sophisticated investor, has had prior experience with investments of a similar nature, and (y) has knowledge and experience in financial and business matters such that Shareholder is capable of evaluating the merits and risks of an investment in the Shares, and (iv) has received all material documents, records and books pertaining to Purchaser and the Shares which Shareholder has requested

(including but not limited to filings by Purchaser with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), and has been given an opportunity to make any further inquiries of Purchaser and its representatives that Shareholder desires to make and that each such inquiry has been answered, or requested information provided, to Shareholder's satisfaction. Each Shareholder understands that Purchaser has a limited operating history and that an investment in the Shares involves a high degree of risk.

         (E) Each certificate or instrument representing Shares shall be imprinted with a legend (in addition to any legend pursuant to Section 2(a) above) in substantially the following form:

             "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES ACT, AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR DISPOSED OF UNLESS THEY ARE REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

         9. MISCELLANEOUS PROVISIONS.

         (A) NOTICES. All notices, requests, demands or other communications which may be or are required or permitted to be served or given hereunder (in this Section collectively called "Notices") shall be in writing and shall be hand delivered, sent by registered or certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight delivery service, or via facsimile, to the parties hereto at the address or facsimile number listed below (provided that, for a facsimile, a copy is also sent promptly by U.S. mail, certified mail or overnight delivery service):

         If to Company or Shareholders:
         ------------------------------
         c/o Joel Butler, at his most recent home address maintained within records of Purchaser.

         If to Purchaser or Mergersub:
         ----------------------------
         SLS International, Inc.
         3119 South Scenic
         Springfield, MO  65807
         Attn:  President
         Fax:  (417)883-2723

         with a copy to:
         Jeff Mattson
         Freeborn & Peters, LLP
         311 S. Wacker Dr.
         Suite 3000
         Chicago, IL  60606
         Fax:  (312)360-6597

Either party may, by Notice given as aforesaid, change its address for all subsequent Notices. Notices shall be deemed given on the date delivered.

         (B) NO MODIFICATION. This Agreement may not be modified, altered or rescinded, or any rights hereunder waived, except by written agreement signed by the parties hereto, or signed by the party charged with the waiver in the case of a waiver.

         (C) BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective heirs, beneficiaries, personal representatives, successors and assigns. There are no third-party beneficiaries to this Agreement.

         (D) ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior consent of the other parties, except that after the Closing, Purchaser and Mergersub may each assign its rights (but if so must also delegate its duties) to any of its affiliates or to any person or entity who acquires all or substantially all of the assets of Purchaser or Mergersub.

         (E) BROKER FEES. Shareholders shall be responsible for any commissions, fees or other amounts payable to a broker, finder, agent or other person or entity engaged by Company or Shareholders which are due and payable as a result of this Agreement and/or the transactions contemplated hereby.

         (F) SURVIVAL. Time is of the essence for all provisions hereof. All representations, warranties and covenants shall survive Closing hereunder.

         (G) FURTHER ASSURANCES. At any time and from time to time after the Closing, upon reasonable request of Purchaser or Mergersub, Company and Shareholders shall do, execute, acknowledge and deliver such further acts, assignments, transfers, conveyances and assurances as may be reasonably required for the more complete consummation of the transactions contemplated herein.

         (H) GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Missouri, without regard to conflicts of laws principles that would cause any other state's laws to apply.

         (I) HEADINGS AND CAPTIONS. The captions set forth in this Agreement are solely for the convenience of the parties hereto and shall not control or affect the meaning or construction of this Agreement.

         (J) SEVERABILITY. If any term or provision of this Agreement is found by a court of competent jurisdiction to be unenforceable, in whole or in part, the rest and remainder of such provision and this Agreement shall be and remain enforceable to the fullest extent permitted by law.

         (K) CONFIDENTIALITY; PUBLICITY. Except as may be required by law, rule or regulation or as otherwise permitted or expressly contemplated herein, neither Shareholders nor their agents or representatives shall disclose to any third party the subject matter or terms of, or negotiations relating to, this Agreement without the prior consent of Purchaser. In addition, no press release or other public announcement related to this Agreement or the transactions contemplated hereby will be issued by any of such persons hereto without the prior approval of Purchaser.

         (L) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding upon any party so confirming.

         (M) ENTIRE AGREEMENT. This Agreement, along with the Schedules and Exhibits hereto, sets forth all of the terms, agreements and representations among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings.

         (N) TERMINATION OF ASSET PURCHASE AGREEMENT. Upon execution of this Agreement by the parties hereto, the Asset Purchase Agreement, and each of the parties' rights and obligations thereunder, shall be terminated in all respects with no further action.


                       [SIGNATURES ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto, intending to be bound hereby, have caused this Merger Agreement to be executed the day and year first above written.


                                   PURCHASER:

                                   SLS INTERNATIONAL, INC.


                                   ---------------------------------------------
                                   By:
                                       -----------------------------------------
                                   Its:
                                       -----------------------------------------



                                   MERGERSUB:

                                   EVENSTAR MERGERSUB, INC.


                                   ---------------------------------------------
                                   By: John Gott
                                   Its: President



COMPANY:

EVENSTAR, INC.


-----------------------------------
By:
    -------------------------------
Its:
    -------------------------------


SHAREHOLDERS:


-----------------------------------
JOEL A. BUTLER


-----------------------------------
DAVID L. BUTLER


-----------------------------------
PATRICK D. BUTLER

                         LIST OF EXHIBITS AND SCHEDULES
                         ------------------------------

Exhibit A           Articles of Merger (Nevada)
Exhibit B           Certificate of Merger (Kansas)
Exhibit C           Joel Butler Employment Agreement

Schedule A          Purchased Proprietary Rights
Schedule B          Shareholders
Schedule 5(e)       Financial Statements
Schedule 5(g)       Absence of Certain Changes
Schedule 5(p)       Permits
Schedule 5(s)       Contracts and Agreements
Schedule 5(t)       Insurance